EXHIBIT 99(d)
                                    , 2005
To: Participants in the 401(k) Plan of Hudson United Bancorp
     As described in the enclosed materials, your proxy is being solicited in connection with an upcoming special meeting of shareholders of Hudson United Bancorp because you have shares of Hudson United common stock allocated to your account under the 401(k) Plan of Hudson United. At the special meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank, pursuant to which Hudson United will be merged with and into TD Banknorth. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of Hudson United allocated to your account under the 401(k) Plan will be voted.
     Enclosed with this letter is a prospectus/joint proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account under the 401(k) Plan, and a stamped, pre-addressed return envelope. After you have reviewed the materials, I urge you to vote your shares in the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to American Stock Transfer and Trust Company, our transfer agent, or voting by telephone or via the Internet as described on the ballot. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your ballot in order to certify the totals for the 401(k) Plan to Wells Fargo Bank, N.A., which acts as Trustee for the 401(k) Plan, for the purpose of having those shares voted. No person associated with Hudson United will see the individual voting instructions.
     I urge each of you to vote, as a means of participating in the governance of the affairs of Hudson United. If your voting instructions are not received, the shares allocated to your account in the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by our Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours,

Kenneth T. Neilson
Chairman, President and
Chief Executive Officer

HUDSON UNITED BANCORP
401(K) PLAN BALLOT
SPECIAL MEETING OF SHAREHOLDERS
                                    , 2005
THIS BALLOT IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, as a participant who has common stock of Hudson United Bancorp allocated to his or her account under the 401(k) Plan of Hudson United, hereby instructs Wells Fargo Bank, N.A., as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of common stock of Hudson United which the undersigned has allocate to his or her account pursuant to the 401(k) Plan at the special meeting of shareholders to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on            day,                      , 2005, at 10:00 a.m., local time, or any adjournment thereof.
     This Ballot may be revoked at any time before it is exercised.
     Shares of common stock of Hudson United will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares will be voted “FOR” the proposal to approve an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United Bancorp and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank. If you do not return this ballot, the shares allocated to your account in the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties.
(Continued and to be signed on the reverse side)
SPECIAL MEETING OF SHAREHOLDERS OF
HUDSON UNITED BANCORP
                                    , 2005

HUDSON UNITED 401(K) PLAN VOTING INSTRUCTION
MAIL — Date, sign and mail your ballot in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your ballot available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your ballot available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the special meeting.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Proposal to approve an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United Bancorp, and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.
     The Board of Directors of Hudson United recommends a vote “FOR” approval of the merger agreement. Such votes are hereby solicited by the Board of Directors.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Note: If you receive more than one proxy or ballot card, please date and sign each card and return all cards in the enclosed envelope.

Signature:	Date:	Signature:	Date:

Note: Please sign exactly as your name or names appear on this ballot. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.
If you vote your ballot by Internet or by telephone, you do NOT need to mail back your ballot.